UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2008

WORKSTREAM INC.

(Exact Name of Registrant as Specified in Charter)

CANADA	001-15503	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

495 MARCH ROAD, SUITE 300, OTTAWA, ONTARIO, CANADA K2K-3G1

(Address of Principal Executive Offices) (Zip Code)

(613) 270-0619

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On May 20, 2008, Workstream Inc. (the “Company”) received a notice from the Nasdaq Stock Market informing the Company that pursuant to Nasdaq’s previous communication of November 20, 2007, the Company had not regained compliance with Marketplace Rule 4310(c)(4) related to the minimum closing bid price of the Company’s common shares by May 19, 2008.

The notice stated that because the Company met all initial inclusion criteria for the Capital Market set forth in Marketplace Rule 4310(c) (except for the bid price) on May 19, 2008, in accordance with Marketplace Rule 4310(c)(8)(D), the Company will now be provided an additional 180 calendar day compliance period, or until November 17, 2008, to regain compliance. To regain compliance anytime before November 17, 2008, the bid price of the Company’s common shares must close at $1.00 per share or more for a minimum of ten consecutive business days.

The Company issued a press release regarding the foregoing, which is attached as Exhibit 99.1 hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

99.1	Press Release issued on May 22, 2008 by Workstream Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSTREAM INC.

Dated: May 22, 2008	By:	/s/ Jay Markell
Name: Jay Markell Title: Chief Financial Officer

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